$60,000,000

                                CREDIT AGREEMENT

                                  dated as of

                                November 26, 2001

                                      among

                          FRANKLIN ELECTRIC CO., INC.,

                            The Banks Listed Herein,

                             BANK ONE, INDIANA, NA,

                            as Documentation Agent,

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,

                              as Syndication Agent

                              WACHOVIA BANK, N.A.,

                            as Administrative Agent

                                     and

                          WACHOVIA SECURITIES, INC.,

                           As Lead and Sole Arranger

                           TABLE OF CONTENTS
                           -----------------


                                                                  Page
                                                                  ----

    ARTICLE I    DEFINITIONS                                         5

Section 1.01     Definitions.......................................  5
Section 1.02     Accounting Terms and Determinations............... 18
Section 1.03     Use of Defined Terms.............................. 19
Section 1.04     Terminology....................................... 19
Section 1.05     References........................................ 19

    ARTICLE II   THE CREDITS                                        19

Section 2.01     Commitments to Make Loans......................... 19
Section 2.02     Method of Borrowing Loans......................... 20
Section 2.03     Reserved.......................................... 22
Section 2.04     Notes............................................. 22
Section 2.05     Maturity of Loans................................. 22
Section 2.06     Interest Rates.................................... 22
Section 2.07     Fees.............................................. 26
Section 2.08     Optional Termination or Reduction of Commitments.. 27
Section 2.09     Mandatory Termination of Commitments.............. 27
Section 2.10     Optional Prepayments.............................. 27
Section 2.11     Mandatory Prepayments............................. 28
Section 2.12     General Provisions as to Payments................. 28
Section 2.13     Computation of Interest and Fees.................. 32

    ARTICLE III  CONDITIONS TO BORROWINGS                           32

Section 3.01     Conditions to First Borrowing..................... 32
Section 3.02     Conditions to All Borrowings...................... 34

    ARTICLE IV   REPRESENTATIONS AND WARRANTIES                     34

Section 4.01     Corporate Existence and Power..................... 34
Section 4.02     Corporate and Governmental Authorization; No
                  Contravention.................................... 35
Section 4.03     Binding Effect.................................... 35
Section 4.04     Financial Information............................. 35
Section 4.05     Litigation........................................ 35
Section 4.06     Compliance with ERISA............................. 35
Section 4.07     Taxes............................................. 36
Section 4.08     Subsidiaries...................................... 36
Section 4.09     Not an Investment Company......................... 36
Section 4.10     Public Utility Holding Company Act................ 36
Section 4.11     Ownership of Property; Liens...................... 36
Section 4.12     No Default........................................ 37
Section 4.13     Full Disclosure................................... 37
Section 4.14     Environmental Matters............................. 37
Section 4.15     Compliance with Laws.............................. 37
Section 4.16     Capital Stock..................................... 37

Section 4.17     Margin Stock...................................... 38
Section 4.18     Insolvency........................................ 38
Section 4.19     Insurance......................................... 38
Section 4.20     Partnerships and Joint Ventures................... 38

    ARTICLE V    COVENANTS                                          38

Section 5.01     Information....................................... 38
Section 5.02     Inspection of Property, Books and Records......... 40
Section 5.03     Ratio of Consolidated Total Debt to Consolidated
                  EBITDA........................................... 40
Section 5.04     Minimum Interest Coverage Ratio................... 40
Section 5.05     Minimum Consolidated Net Worth.................... 40
Section 5.06     Loans or Advances................................. 40
Section 5.07     Investments....................................... 41
Section 5.08     Negative Pledge................................... 41
Section 5.09     Maintenance of Existence.......................... 42
Section 5.10     Consolidations, Mergers and Sales of Assets....... 42
Section 5.11     Use of Proceeds................................... 43
Section 5.12     Compliance with Laws; Payment of Taxes............ 43
Section 5.13     Insurance......................................... 43
Section 5.14     Change in Fiscal Year............................. 43
Section 5.15     Maintenance of Property........................... 43
Section 5.16     Environmental Matters............................. 44
Section 5.17     Dissolution....................................... 44
Section 5.18     Permitted Securitizations......................... 44
Section 5.19     Acquisitions...................................... 44
Section 5.20     Transactions with Affiliates...................... 44
Section 5.21     Restricted Payments............................... 45
Section 5.22     Limitation on Subsidiary Debt..................... 45
Section 5.23     No Restrictions on Subsidiary Dividends........... 45
Section 5.24     Most Favored Lender Status........................ 45

    ARTICLE VI   DEFAULTS                                           45

Section 6.01     Events of Default................................. 45
Section 6.02     Notice of Default................................. 48

    ARTICLE VII  THE ADMINISTRATIVE AGENT                           48

Section 7.01     Appointment, Powers and Immunities................ 48
Section 7.02     Reliance by Administrative Agent.................. 48
Section 7.03     Defaults.......................................... 49
Section 7.04     Rights of Administrative Agent and its Affiliates
                  as a Bank........................................ 49
Section 7.05     Indemnification................................... 49
Section 7.06     CONSEQUENTIAL DAMAGES............................. 50
Section 7.07     Payee of Note Treated as Owner.................... 50
Section 7.08     Non-Reliance on Administrative Agent and Other
                  Banks............................................ 50
Section 7.09     Failure to Act.................................... 50
Section 7.10     Resignation or Removal of Administrative Agent.... 51
Section 7.11     Other Agents...................................... 51

    ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION              51

Section 8.01     Basis for Determining Interest Rate Inadequate
                  or Unfair........................................ 51
Section 8.02     Illegality........................................ 52
Section 8.03     Increased Cost and Reduced Return................. 52
Section 8.04     Base Rate Loans or Other Fixed Rate Loans
                  Substituted for Affected Fixed Rate Loans........ 54
Section 8.05     Compensation...................................... 55
Section 8.06     Failure to Pay in Foreign Currency................ 56
Section 8.07     Judgment Currency................................. 56

     ARTICLE IX  MISCELLANEOUS                                      56

Section 9.01     Notices........................................... 56
Section 9.02     No Waivers........................................ 57
Section 9.03     Expenses; Documentary Taxes; Indemnification...... 57
Section 9.04     Setoffs; Sharing of Set-Offs...................... 58
Section 9.05     Amendments and Waivers............................ 58
Section 9.06     [Reserved] ....................................... 60
Section 9.07     Successors and Assigns............................ 60
Section 9.08     Confidentiality................................... 62
Section 9.09     Representation by Banks........................... 62
Section 9.10     Obligations Several............................... 62
Section 9.11     Survival of Certain Obligations................... 63
Section 9.12     Georgia Law....................................... 63
Section 9.13     Severability...................................... 63
Section 9.14     Interest.......................................... 63
Section 9.15     Interpretation.................................... 63
Section 9.16     Consent to Jurisdiction........................... 63
Section 9.17     Counterparts...................................... 63

SCHEDULE 4.08    Existing Subsidiaries
SCHEDULE 4.14A-1 Potentially Responsible Party Designations
SCHEDULE 4.14A-2 Properties Identified on Environmental Lists
SCHEDULE 4.20    Partnerships and Joint Ventures

EXHIBIT A-1      Form of Dollar Note
EXHIBIT A-2      Form of Foreign Currency Note
EXHIBIT C        Form of Opinion of Counsel for the Borrower
EXHIBIT D        Form of Opinion of Special Counsel for the
                  Administrative Agent
EXHIBIT G        Form of Closing Certificate
EXHIBIT H        Form of Secretary's Certificate
EXHIBIT I        Form of Compliance Certificate
EXHIBIT J        Form of Assignment and Acceptance
EXHIBIT K        Form of Notice of Borrowing

                             CREDIT AGREEMENT
                             ----------------

     THIS CREDIT AGREEMENT dated as of November 26, 2001 among FRANKLIN ELECTRIC CO., INC., an Indiana corporation, the BANKS listed on the signature pages hereof, BANK ONE, INDIANA, NA, as Documentation Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and WACHOVIA BANK, N.A., as Administrative Agent.

     The parties hereto agree as follows:

                             ARTICLE I

                            DEFINITIONS

     Section 1.01 DEFINITIONS. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then (before giving effect to such transaction) a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any Person to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

     "Adjusted IBOR Rate" has the meaning set forth in Section 2.06(e).

     "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

     "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as administrative agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Administrative Agent's Letter Agreement" means that certain letter agreement dated as of October 16, 2001, among the Borrower, the Administrative Agent and the Arranger relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Administrative Agent and the Arranger, together with all amendments and modifications thereto.

     "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Applicable Facility Fee Rate" has the meaning set forth in Section
2.07(a).

     "Applicable Margin" has the meaning set forth in Section 2.06(a).

     "Arranger" means Wachovia Securities, Inc., together with its successors and assigns.

     "Assignee" has the meaning set forth in Section 9.07(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit J.

     "Authority" has the meaning set forth in Section 8.02.

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

     "Borrower" means Franklin Electric Co., Inc., an Indiana corporation, and its successors and permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Dollar Borrowing" if such Loans are Dollar Loans or a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans. A Dollar Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

     "Capital Lease" means at any date any lease of Property which in accordance with GAAP would be required to be capitalized on a balance sheet of the lessee.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq. and its implementing regulations and amendments.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

     "Change of Law" shall have the meaning set forth in Section 8.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(e).

     "Closing Date" means November 26, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections
2.08 and 2.09.

     "Compliance Certificate" has the meaning set forth in Section 5.01(c).

     "Consolidated EBIT" for any period means the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period and (iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period. In determining Consolidated EBIT for any period, (a) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (b) any amounts which would be included in a determination of Consolidated EBIT for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBIT for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

     "Consolidated EBITDA" for any period means the sum of (i) Consolidated EBIT for such period, (ii) Depreciation for such period, (iii) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period, and (iv) extraordinary or other non-operating losses for such period, minus extraordinary or other non-operating gains for such period, all determined in accordance with GAAP. In determining Consolidated EBITDA for any period, (a) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (b) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

     "Consolidated Interest Expense" for any period means the sum of (i) interest, whether expensed or capitalized in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period and
(ii) all imputed interest, whether in the form of "yield", "discount" or similar item, that accrues during such period in respect of all Securitization Facility Attributed Debt, determined on a consolidated basis for such period in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, but excluding (i) extraordinary and other non-recurring items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

     "Consolidated Operating Profits" means, for any period, the operating income of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Consolidated Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

     (a) Any surplus resulting from any write-up of assets subsequent to September 30, 2001;

     (b) Any amount at which shares of capital stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and

     (c) Loans or advances to stockholders, directors, officers or employees.

     "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     "Consolidated Total Debt" means at any date all Debt of the Borrower and its Consolidated Subsidiaries plus all Securitization Facility Attributed Debt at such date, determined on a consolidated basis as of such date.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) for purposes of Section 6.01 only, all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof) computed in accordance with a method approved by the International Swaps and Derivatives Association, Inc. and agreed to by such Person in the applicable hedging agreement, if any.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

     "Depreciation" means, for any period, the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

     "Dividends" means any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

     "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan or Foreign Currency Borrowing, as the case may be, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

     "Dollar Loans" means Loans made in Dollars by all of the Banks at the same time pursuant to Section 2.01, which may be either a Base Rate Loan or a Euro-Dollar Loan.

     "Dollar Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Dollar Note" means any one of such Dollar Notes.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or Illinois are authorized or required by law to close.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of Hazardous Materials, pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, clean-up or other remediation thereof.

     "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity regarding any violation or alleged violation of any Environmental Requirement or any investigations concerning any violation or alleged violation of any Environmental Requirement.

     "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Facility Fee Determination Date" has the meaning set forth in Section 2.07(a).

     "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding

Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Quarter Ending Date" means the last day of any Fiscal Quarter.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Foreign Currency Borrowing.

     "Fixed Rate Loans" means Euro-Dollar Loans or Foreign Currency Loans, or any or all of them, as the context shall require.

     "Foreign Currencies" means, individually and collectively, as the context shall require: (i) Federal Republic of Germany deutsche marks; (ii) Australian dollars, (iii) Italian lira, (iv) European Union euros, (v) Japanese yen, or (vi) any other currency which is freely transferrable and convertible into Dollars; provided, however, that no such other currency under this clause (vi) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) the Borrower has first submitted a request to the Administrative Agent that it be so included; and
(y) the Administrative Agent, in its sole discretion, has agreed to such request.

     "Foreign Currency Business Day" shall mean any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

     "Foreign Currency Loans" means Loans made in a Foreign Currency by all of the Banks at the same time pursuant to Section 2.01.

     "Foreign Currency Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Foreign Currency Note" means any one of such Foreign Currency Notes.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq., its implementing regulations and any amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, the Clean Water Act, or in any applicable state or local law or regulation,
(c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hedge Agreement" means any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging or arrangement providing for the transfer or mitigation of interest rate, commodity price, or currency value or exchange rate risk, either generally or under specific contingencies.

     "IBOR" has the meaning set forth in Section 2.06(e).

     "Interest Period" means: (1) with respect to each Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day or a Foreign Currency Business Day, as the case may be, shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, of the appropriate subsequent calendar month; and

     (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

     (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

     (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise; provided that Investment shall not include the repurchase or redemption by the Borrower of shares of Capital Stock of the Borrower.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent. Each Bank may designate a Lending Office for Dollar Loans and a different Lending Office for Foreign Currency Loans and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee or any trade payables of the Borrower or any Subsidiary, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan or a Fixed Rate Loan and "Loans" means Base Rate Loans or Fixed Rate Loans, or any or all of them, as the context may require.

     "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.06(c).

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Material Subsidiary" means at any time any Subsidiary having total assets (determined in accordance with GAAP) in excess of $5,000,000.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     "Net Proceeds of Capital Stock/Conversion of Debt" means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock, provided, however, that non-cash proceeds from the sale of Capital Stock pursuant to the Stock Purchase Plan shall not constitute "Net Proceeds of Capital Stock/Conversion of Debt".

     "Note" means a Dollar Note or a Foreign Currency Note and "Notes" means Dollar Notes or Foreign Currency Notes, or any or all of them, as the context may require.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Officer's Certificate" has the meaning set forth in Section 3.01(f).

     "Participant" has the meaning set forth in Section 9.07(b).

     "Participating Subsidiary" means any Subsidiary of the Borrower that is a participant in a Permitted Securitization.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisitions" means any Acquisition (i) which is of a Person engaged in the same or similar line or lines of business as the Borrower or any Consolidated Subsidiaries and (ii) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition.

     "Permitted Securitization" means any financing program providing for the sale or transfer of Securitization Assets by the Borrower and its Participating Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes), to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Borrower and the Participating Subsidiaries.

     "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Properties" means all real property owned or operated by the Borrower or any Subsidiary, wherever located.

     "Quotation Date" has the meaning set forth in Section 2.03(b).

     "Rate Determination Date" has the meaning set forth in Section 2.06(a).

     "Receivables Subsidiary" means a special purpose, bankruptcy remote Wholly Owned Subsidiary of the Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Securitization Assets in connection with and pursuant to a Permitted Securitization.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

     "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

     "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments, or if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Notes.

     "Responsible Officer" means any of the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower or any other officer of the Borrower involved principally in its financial administration or its controllership function.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

     "Securitization Assets" means all accounts receivable, general intangibles, instruments, documents, chattel paper and investment property (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries which are sold or transferred pursuant to a transaction purporting to be a sale (and treated as a sale for GAAP purposes) to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a limited recourse basis as to the Borrower or such Subsidiary, and any assets related thereto, including without limitation (i) all collateral given by any of the foregoing, (ii) all contracts and all guarantees (but not by the Borrower or any of its Subsidiaries) or other obligations directly related to any of the foregoing,
(iii) other related assets including those set forth in the documentation relating to such transaction, and (iv) proceeds of all of the foregoing.

     "Securitization Documents" means all documentation relating to any Permitted Securitization.

     "Securitization Facility Attributed Debt" at any time means the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary, the Borrower or Participating Subsidiaries in respect of the Securitization Assets sold or transferred by it in connection with a Permitted Securitization (it being the intent of the parties that the amount of Securitization Facility Attributed Debt at any time outstanding approximate as closely as possible the principal amount of Debt which would be outstanding at such time under the Permitted Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

     "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as
(A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     "Stock Purchase Plan" means the Franklin Electric Co., Inc. Amended 1988 Executive Stock Purchase Plan, as it may be amended from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Taxes" has the meaning set forth in Section 2.12(c).

     "Termination Date" means January 26, 2005.

     "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's or any Subsidiary's business and on a temporary basis.

     "Total Unused Commitments" means at any date, an amount equal to: (i) the aggregate amount of the Commitments of all of the Banks at such time, less (ii) the aggregate outstanding principal amount of the Loans of all of the Banks at such time.

     "Transferee" has the meaning set forth in Section 9.07(d).

     "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

     "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     Section 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events (x) such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04), and (y) the Banks and the Borrower will negotiate in good faith to revise the financial covenants contained in this Agreement solely for the purpose of reflecting such changes so that the criteria for evaluating the Borrower's consolidated financial condition and performance will be substantially the same after such changes as they were before such changes.

     Section 1.03 USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

     Section 1.04 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     Section 1.05 REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                ARTICLE II

                               THE CREDITS

     Section 2.01 COMMITMENTS TO MAKE LOANS. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made, the aggregate outstanding principal amount of Loans (based on the Dollar Equivalent of any outstanding Foreign Currency Loans) by such Bank shall not exceed the amount of its Commitment; provided further that the principal amount of (i) all Foreign Currency Loans (based on the Dollar Equivalent of such Foreign Currency Loans) at any one time outstanding shall not exceed $40,000,000 and (ii) all Loans (based on the Dollar Equivalent of any outstanding Foreign Currency Loans) at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed shall be deemed to be the amount of the Foreign Currency Loan outstanding for the purpose of calculating the unutilized portion of the Commitments on the date of disbursement. Each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Base Rate Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Each Fixed Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof, rounded to the nearest Dollar, in any Foreign Currency) or any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Loans and reborrow under this Section at any time before the Termination Date.

     Section 2.02  METHOD OF BORROWING LOANS.

     (a) The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit K (a "Notice of Borrowing") prior to 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing, at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing and at least 2 Foreign Currency Business Days before each Foreign Currency Borrowing, specifying: (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing, a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing, or a Foreign Currency Business Day in the case of a Foreign Currency Borrowing, (ii) the aggregate amount of such Borrowing, (iii) whether the Loans comprising such Borrowing are to be Dollar Loans or Foreign Currency Loans, and (A) if such Loans are to be Dollar Loans, whether they are to be Base Rate Loans or Euro-Dollar Loans, and (B) if such Loans are to be Foreign Currency Loans, specifying the Foreign Currency, and (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     Not later than 1:00 p.m. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01, which funds shall be in Dollars and, if such Borrowing is a Foreign Currency Borrowing, in an amount equal to the Dollar Equivalent of such Bank's ratable share of such Foreign Currency Borrowing. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower by wire transfer at the bank account specified by, and in the name of, the Borrower. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, no later than 4:00 p.m. (local time at such address) on the Domestic Business Day before the date of a Borrowing, stating that such Bank will not make Loans, the Administrative Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be; provided, however, that if the Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made in the same Foreign Currency.

     Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

     In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Loans shall be made as Base Rate Loans. If a Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and the Borrower fails to give a Notice of Borrowing in connection with a new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans, which shall be made in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.

     Notwithstanding anything to the contrary contained herein, (i) there shall not be more than eight (8) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" and Interest Periods for Euro-Dollar Borrowings and Foreign Currency Borrowings shall be deemed to be different Interest Periods even if they are coterminous) and
(ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

     Section 2.03  RESERVED.

     Section 2.04  NOTES.

     (a) The Dollar Loans of each Bank shall be evidenced by a single Dollar Note and the Foreign Currency Loans of each Bank shall be evidenced by a single Foreign Currency Note, each payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

     (b)  Reserved.

     (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Dollar Note, such Dollar Loan is a Base Rate Loan or Euro-Dollar Loan, and, in the case of such Bank's Foreign Currency Note, specification of the Foreign Currency, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     Section 2.05 MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     Section 2.06  INTEREST RATES.

     (a) "Applicable Margin" shall be determined quarterly based upon the ratio of Consolidated Total Debt to Consolidated EBITDA (calculated as of the last day of each Fiscal Quarter), as follows:

      Ratio of Consolidated Total Debt or                     Fixed Rate
               Consolidated EBITDA         Base Rate Loans       Loans
      -----------------------------------  ---------------    ----------
      Less than or equal to 1.0 to 1.0           0%              0.30%
      Greater than 1.0 to 1.0 but less
        than or equal to 1.5 to 1.0              0%              0.35%
      Greater than 1.5 to 1.0 but less
        than or equal to 2.0 to 1.0              0%              0.45%
      Greater than 2.0 to 1.0 but less
        than or equal to 2.5 to 1.0              0%              0.625%
      Greater than 2.5 to 1.0                    0%              0.75%

The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the second Fiscal Quarter Ending Date occurring after the date on which the initial Borrowing is made under this Agreement, the Applicable Margin shall be (A) 0% for Base Rate Loans and (B) 0.30% for Fixed Rate Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or
Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Total Debt to Consolidated EBITDA was more than 2.5 to 1.0 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate Determination Date; provided, that: (i) for Fixed Rate Loans, changes in Applicable Margin shall only be effective for Interest Periods commencing on or after the Rate Determination Date; and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii)
1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service of such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for Dollar deposits) determined as of 1:00 p.m. New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d)  Reserved.

     (e) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements in respect of any category of liabilities by reference to which the interest rate on such Foreign Currency Loan is determined (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

     "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on the applicable Telerate Page as of 11:00 a.m. (London, England time) on the day that is two Foreign Currency Business Days prior to the first day of the Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Administrative Agent from any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Borrower.

     (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically, whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     Section 2.07  FEES.

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment (irrespective of usage), times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date (or earlier date on which the Commitments are terminated pursuant to Section 2.08 or 6.01). Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Total Debt to Consolidated EBITDA (calculated as of the last day of each Fiscal Quarter) as follows:

      Ratio of Consolidated Total Debt to Consolidated        Facility
                        EBITIDA                               Fee Rate
      ------------------------------------------------       ---------
      Less than or equal to 1.0 to 1.0                         0.125%
      Greater than 1.0 to 1.0 but less
        than or equal to 1.5 to 1.0                            0.175%
      Greater than 1.5 to 1.0 but less
        than or equal to 2.0 to 1.0                            0.200%
      Greater than 2.0 to 1.0 but less
        than or equal to 2.5 to 1.0                            0.275%
      Greater than 2.5 to 1.0                                  0.375%

The Applicable Facility Fee Rate shall be determined effective as of the date (herein, the "Facility Fee Determination Date") which is 60 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 60 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Facility Fee Determination Date next following the second Fiscal Quarter Ending Date occurring after the date on which the initial Borrowing is made under this Agreement, the Applicable Facility Fee Rate shall be 0.125%; (ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Consolidated Total Debt to Consolidated EBITDA was more than 2.5 to 1.0 at all times during such period.

     (b) The Borrower shall pay to the Administrative Agent, on the Closing Date, for the account of each Bank, the up-front fees in such amounts as have previously been agreed by the Borrower, the Administrative Agent and the Banks.

     (c) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     Section 2.08 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three (3) Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Commitments; provided, however, no such termination or reduction shall be in an amount greater than the Total Unused Commitments on the date of such termination or reduction. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

     Section 2.09 MANDATORY TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     Section 2.10  OPTIONAL PREPAYMENTS.

     (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000, or any larger multiple of $1,000,000 or in an amount equal to the then outstanding principal amount of all Base Rate Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) The Borrower may prepay all, but not part, of the principal amount of any Fixed Rate Loan prior to the maturity thereof by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus any other amounts due under Section 8.05.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.11  MANDATORY PREPAYMENTS.

     (a) On each date on which the Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks.

     (b) If the Administrative Agent determines at any time (either on its own initiative or at the instance of any Bank) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each such Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time exceeds the aggregate Commitments less the outstanding aggregate amount of all Dollar Loans, then upon 5 Foreign Currency Business Days' written notice from the Administrative Agent, the Borrower shall prepay an aggregate principal amount of Loans sufficient to bring the aggregate of the Dollar Equivalent of the Foreign Currency Loans, the Dollar Loans outstanding to an amount not exceeding the Commitment. Nothing in the foregoing shall require the Administrative Agent to make any such calculation unless expressly requested to do so by the Required Banks. All such prepayments shall be applied in the following order: (i) first to Base Rate Loans; (ii) second to Euro-Dollar Loans; and (iii) lastly, to Foreign Currency Loans.

     Section 2.12  GENERAL PROVISIONS AS TO PAYMENTS.

     (a) The Borrower shall make each payment of principal of, and interest on, each Bank's Loans and of each Bank's facility fees hereunder, not later than 11:00 a.m. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) of this Section with respect to Foreign Currency Loans) immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Fixed Rate Loans shall be due on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made.

     (d) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish, at such Bank's reasonable request, evidence reasonably acceptable to such Bank, stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such evidence, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption. In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(d), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     (e) Each Bank which shall be a foreign person (a person other than a United States person for United States Federal income tax purposes) hereby agrees that:

     (i) it shall no later than the Closing Date (or, in the case of a Bank which shall become a party hereto pursuant to Section 9.07 after the Closing Date, the date upon which such Bank shall become a party hereto) deliver to the Borrower (with a copy to the Administrative Agent) (A) if any Lending Office is located in the United States, two
(2) accurate and complete signed originals of Internal Revenue Service Form W-8ECI (or any successors thereto) ("Form ECI"), and/or (B) if any Lending Office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form W-8BEN (or any successor thereto) ("Form BEN"), in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax, in the case of Form BEN, pursuant to a United States tax treaty currently in effect and for which notice of termination has not been given (and, if any political subdivision of the United States shall impose similar reporting requirements with respect to payments to such Bank under this Agreement and such Bank shall receive notice from the Borrower of the same, such Bank shall deliver any applicable forms to the Borrower with a copy to the Administrative Agent promptly after receipt of such notice);

     (ii) if at any time such Bank shall change its Lending Office or Lending Offices or select an additional Lending Office as herein provided, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower (with a copy to the Administrative Agent) in replacement for, or in addition to, the forms previously delivered by it hereunder (A) if such changed or additional Lending Office is located in the United States, two (2) accurate and complete signed originals of Form ECI or (B) otherwise, two (2) accurate and complete signed originals of Form BEN, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

     (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form ECI or Form BEN previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Borrower (with a copy to the Administrative Agent) two (2) accurate and complete original signed copies of Form ECI or Form BEN in replacement for the forms previously delivered by such Bank;

     (iv) if such Bank claims exemption from withholding tax under a United States tax treaty by providing a Form BEN and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Borrower and the Administrative Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Borrower shall treat such Bank's Form BEN as no longer in compliance with this Section 2.12(e). In the event a Bank claiming exemption from United States withholding tax by filing Form ECI with the Borrower, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code;

     (v) if the Internal Revenue Service or any authority of the United States of America or other jurisdiction successfully asserts a claim that the Administrative Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Borrower or the Administrative Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Administrative Agent and/or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Administrative Agent and/or the Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent and/or the Borrower, as applicable under this paragraph (e), together with all costs, expenses and attorneys' fees (including the reasonable allocated costs for in-house staff counsel); and

     (vi) it shall, promptly upon the Administrative Agent's or the Borrower's reasonable request to that effect, deliver to the Borrower (with a copy to the Administrative Agent) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

     (f) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.12(d) to any Bank for the account of any Lending Office of such Bank:

     (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 2.12(e) in respect of such Lending Office;

     (ii) if such Bank shall have delivered to the Borrower a Form ECI in respect of such Lending Office pursuant to Section 2.12(e) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form ECI; or

     (iii) if such Bank shall have delivered to the Borrower a Form BEN in respect of such Lending Office pursuant to Section 2.12(e) and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form BEN.

     (g) If, at any time, the Borrower shall request any Bank to deliver any forms or other documentation pursuant to Section 2.12(e)(vi), then the Borrower shall, on demand of such Bank, reimburse such Bank for any reasonable costs or expenses incurred by such Bank in the preparation or delivery of such forms or other documentation.

     (h) If the Borrower shall be required to pay additional amounts to any Bank pursuant to Section 2.12(d), then such Bank shall use its best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Bank shall not otherwise be disadvantageous to such Bank.

     (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 2.12(d) shall be applicable with respect to any Participant, Assignee, or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     Section 2.13 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof; provided that interest on any Foreign Currency Loans outstanding in British pounds sterling, Canadian dollars or Irish punts (if any of such currencies is selected as a Foreign Currency pursuant to clause (v) of the definition of "Foreign Currency") shall be computed on the basis of a year of 365 or 366 days, as the case may be. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                 ARTICLE III

                           CONDITIONS TO BORROWINGS

     Section 3.01 CONDITIONS TO FIRST BORROWING. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

     (a) receipt by the Administrative Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (b) receipt by the Administrative Agent of a duly executed Dollar Note and a duly executed Foreign Currency Note for the account of each Bank complying with the provisions of Section 2.04;

     (c) receipt by the Administrative Agent of an opinion (together with any opinions of local counsel relied on therein) of Schiff Hardin & Waite, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) receipt by the Administrative Agent of an opinion of Womble Carlyle Sandridge & Rice, PLLC, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

     (e) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit G hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (f) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation for the Borrower as to the good standing of the Borrower in such state, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     (g)  receipt by the Administrative Agent of a Notice of Borrowing;

     (h) receipt by the Administrative Agent of evidence satisfactory to it that the obligations of the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December 30, 1997 among the Borrower, the Banks listed therein and Wachovia Bank, N.A., as Agent, have been satisfied in full and such agreement has been terminated;

     (i) receipt by the Administrative Agent, for its own account, of all fees and expenses payable on the Closing Date pursuant to the Administrative Agent's Letter Agreement;

     (j) receipt by the Administrative Agent for the account of each Bank, the up-front fees in such amounts as have previously been agreed by the Borrower, the Administrative Agent and the Banks; and

     (k) receipt by the Administrative Agent of such other documents or items the Administrative Agent, the Banks or their counsel may reasonably request.

     Section 3.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; except (i) to the extent any such representation or warranty is stated to relate to an earlier date and (ii) for changes in the Schedules hereto reflecting transactions after the Closing Date permitted by this Agreement; and

     (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                                ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     Section 4.01 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

    Section 4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law or regulation or of the Articles of Incorporation or Bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

    Section 4.04  FINANCIAL INFORMATION.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 1, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended April 1, 2001, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since January 1, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     Section 4.05 LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could reasonably be expected to impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

     Section 4.06  COMPLIANCE WITH ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability (other than liabilities incurred in the ordinary course of business) to the PBGC or a Plan under Title IV of ERISA.

     (b) Either (i) neither the Borrower nor any member of the Controlled Group is or within the preceding five (5) years ever has been obligated to contribute to any Multiemployer Plan, or (ii) if the Borrower or any member of the Controlled Group is or within the preceding five (5) years has been obligated to contribute to any Multiemployer Plan, neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability in excess of $2,000,000 with respect to any Multiemployer Plan under Title IV of ERISA.

     Section 4.07 TAXES. There have been filed on behalf of the Borrower and its Subsidiaries all Federal and state income and other material tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of The Borrower or any Subsidiary have been paid, except those being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended January 3, 1998.

     Section 4.08 SUBSIDIARIES. Each of the Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of organization.

     Section 4.09 NOT AN INVESTMENT COMPANY. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     Section 4.11 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.08.

     Section 4.12 NO DEFAULT. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect.

     Section 4.13 FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

     Section 4.14  ENVIRONMENTAL MATTERS.

     (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect. Except as disclosed on Schedule 4.14A-1 hereto, there have been no Environmental Releases from the Properties or, to the Borrower's knowledge, any other facilities for which the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Borrower nor any Subsidiary has been designated or reasonably anticipates being designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, except as disclosed on Schedule 4.14A-2 hereto. As of the Closing Date, except as disclosed on Schedule 4.14A-2 hereto, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, nor does the Borrower or any Subsidiary reasonably anticipate any of the Properties being identified on any such current or proposed list (except as disclosed on Schedule 4.14A-2 hereto).

     (b) The Borrower and each of its Subsidiaries has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's respective businesses, except where any failure to procure any such Environmental Authorizations or any failure to comply with any such Environmental Requirements could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.15 COMPLIANCE WITH LAWS. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Requirements, except where any failure to comply with any such laws could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.16 CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) having ordinary voting power to elect a majority of the board of directors of such Subsidiary is owned by the Borrower free and clear of any Lien or adverse claim.

     Section 4.17 MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock. Margin Stock constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     Section 4.18 INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     Section 4.19 INSURANCE. The Borrower maintains and each Subsidiary maintains (either in the name of the Borrower or in such Subsidiary's own name) insurance on all of its Properties in compliance with the requirements of Section 5.13.

     Section 4.20 PARTNERSHIPS AND JOINT VENTURES. As of the Closing Date, except as disclosed on Schedule 4.20, neither the Borrower nor any of its Subsidiaries has any ownership interests in any partnership or joint venture.

                                 ARTICLE V

                                 COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

    Section 5.01  INFORMATION.  The Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

   (b) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end and audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03, 5.04, 5.05, 5.06, 5.07 and 5.08 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) within 5 Domestic Business Days after any Responsible Officer becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     (g) if and when the Borrower or, to the knowledge of a Responsible Officer, any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (h) promptly after a Responsible Officer knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $5,000,000 or more in excess of amounts covered in full by applicable insurance; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 5.02 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP (where applicable) shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants; provided that in any such discussions with the independent public accountants of the Borrower, the Borrower shall be afforded the opportunity to have one or more of its officers present at such discussions. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable prior notice and at such times during normal business hours and as often as may reasonably be desired.

     Section 5.03 RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA. At the end of each Fiscal Quarter, the ratio of Consolidated Total Debt as at the end of such Fiscal Quarter to Consolidated EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall not exceed 3.0 to 1.0.

     Section 5.04 MINIMUM INTEREST COVERAGE RATIO. At the end of each Fiscal Quarter, the ratio of Consolidated EBIT for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Interest Expense for the period of 4 consecutive Fiscal Quarters then ended, shall be equal to or greater than 3.0 to 1.0.

     Section 5.05 MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth will at no time be less than $74,000,000, plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after September 30, 2001 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this clause (i) any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after September 30, 2001 (taken as one accounting period), calculated quarterly, minus actual restructuring charges determined in accordance with GAAP in an aggregate amount during the term of this Agreement not to exceed $5,000,000.

     Section 5.06 LOANS OR ADVANCES. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees made in the ordinary course of business and consistently with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to any Subsidiary to the extent the aggregate outstanding amount of all loans and advances to all Subsidiaries does not exceed $40,000,000; (iv) non-cash loans or advances to senior management of the Borrower pursuant to the Stock Purchase Plan; (v) loans or advances (or guarantees thereof) to the existing employee stock ownership plan of the Borrower and any new employee stock ownership plan of the Borrower which is approved by the Borrower's shareholders; and (vi) loans or advances permitted by Section 5.07; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) or (vi) of this Section, no Default shall have occurred and be continuing.

      Section 5.07 INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by
Section 5.10, and except Investments (i) in direct obligations of or guaranteed by the United States Government or any state of the United States or any agency of either thereof maturing within 2 years, (ii) in certificates of deposit issued by, and time deposits with, a commercial bank with a capital of $100,000,000 or more or whose credit is reasonably satisfactory to the Administrative Agent, (iii) in commercial paper rated A-1 or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or the equivalent thereof by any nationally recognized rating agency, (iv) in the form of loans and advances permitted by Section 5.06, (v) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least A or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or the equivalent thereof by any nationally recognized rating agency, (vi) in any Subsidiary or any corporation or other Person which immediately after such Investment is made will be a Subsidiary,
(vii) consisting of stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the Borrower or any Subsidiary, to the extent the aggregate amount of all such Investments described in this clause (vii) made after the Closing Date does not exceed $1,000,000, (viii) consisting of demand deposit accounts, (ix) consisting of repurchase agreements with respect to Investments described in clauses (ii) and (iii) above, (x) consisting of money market funds which invest exclusively in Investments described in clauses (i), (ii), (iii) and (ix) above, (xi) in Permitted Acquisitions, and (xii) not otherwise permitted by the foregoing clauses (i) through (xi) in an aggregate amount not to exceed an amount equal to 25% of Consolidated Net Worth.

     Section 5.08 NEGATIVE PLEDGE. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (i) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary and not created in contemplation of such event;

     (ii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

     (iii) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (iv) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (v) Liens securing Debt owing by any Subsidiary to the Borrower or another Subsidiary;

     (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (A) such Debt is not secured by any additional assets, and (B) the amount of such Debt secured by any such Lien is not increased;

     (vii) Liens incidental to the conduct of its business or the ownership of its assets which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

           (viii)  any Lien on Margin Stock;

     (ix) Liens on Securitization Assets sold or transferred pursuant to a Permitted Securitization; and

     (x) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.

     Section 5.09 MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each Material Subsidiary to, maintain its corporate existence (except as otherwise permitted by Section 5.10) and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     Section 5.10 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that: (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another or with the Borrower, and (c) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit (i) any sale, contribution or other transfer of Securitization Assets pursuant to the Securitization Documents under a Permitted Securitization by the Borrower or any Subsidiary, (ii) any sale and leaseback of any Property owned by the Borrower or any of its Subsidiaries, (iii) any sale, lease or other transfer of assets made by the Borrower or any

Subsidiary in the ordinary course of its business, (iv) any sale, lease or other transfer of assets by a Subsidiary to the Borrower or to a Wholly Owned Subsidiary, or (v) any sale, lease or other transfer of assets outside of the ordinary course of business so long as the aggregate amount of assets sold, leased or otherwise transferred outside of the ordinary course of business in the then most recent twelve (12) month period which were not otherwise permitted by this Section 5.10 to be sold, leased or otherwise transferred together with the amount of any assets then proposed to be sold, leased or otherwise transferred outside of the ordinary course of business which are not otherwise permitted by this Section 5.10 to be sold, leased or otherwise transferred (A) does not constitute more than fifteen percent (15%) of Consolidated Total Assets determined as of the end of the most recently ended Fiscal Year and (B) has not contributed more than fifteen percent (15%) of Consolidated Operating Profits for the most recently ended Fiscal Year.

     Section 5.11 USE OF PROCEEDS. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in a manner which would violate or cause any Bank to be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System, (ii) for any purpose in violation of any applicable law or regulation, or (iii) to finance any Acquisition other than a Permitted Acquisition.

     Section 5.12 COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower will, and will cause each of its Subsidiaries and (as to ERISA and regulations and similar requirements of the PBGC only) each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where
(i) the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (ii) the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary not permitted by Section 5.08, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP.

     Section 5.13 INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; provided that the Borrower may satisfy the requirements of this Section through adequate self-insurance programs.

     Section 5.14 CHANGE IN FISCAL YEAR. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

     Section 5.15 MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Subsidiary to, maintain its properties and assets in all material respects in good condition, repair and working order, ordinary wear and tear excepted.

     Section 5.16  ENVIRONMENTAL MATTERS.

     (a) The Borrower shall furnish to the Banks and the Administrative Agent written notice of all pending or threatened Environmental Liabilities, Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in or under the Properties or any adjacent property, any of which, taken alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, promptly after a Responsible Officer learns thereof.

     (b) The Borrower and its Subsidiaries will substantially comply with all applicable material Environmental Requirements.

     (c) The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties that could reasonably be expected to have a Material Adverse Effect it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     Section 5.17 DISSOLUTION. Neither the Borrower nor any of its Material Subsidiaries shall suffer or permit dissolution or liquidation, except to the extent permitted by Section 5.10.

     Section 5.18 PERMITTED SECURITIZATIONS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any Securitization Documents other than in connection with a Permitted Securitization (unless such Securitization Documents have been approved by the Required Banks or are non-material documentation entered into pursuant to such approved Securitization Documents) or amend or modify in any material respect which is adverse to the Banks any of such Securitization Documents unless such amendment or modification has been approved by the Required Banks; provided, however, that if the Securitization Documents, after giving effect to such amendment or modification, would constitute a Permitted Securitization, then such approval of the Required Banks shall not be required.

     Section 5.19 ACQUISITIONS. Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, provided that Permitted
Acquisitions may be made if, after giving effect thereto, no Default would be caused thereby (giving effect thereto on a pro forma basis as to financial covenants).

     Section 5.20 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except as permitted by law and pursuant to terms that are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     Section 5.21 RESTRICTED PAYMENTS. If any Default has occurred and is continuing or would result therefrom, the Borrower will not declare or make any Restricted Payment.

     Section 5.22 LIMITATION ON SUBSIDIARY DEBT. The Borrower shall not permit the outstanding principal amount of Debt of its Subsidiaries (including, without limitation, any Debt permitted under Section 5.06) at any time to exceed, in the aggregate, an amount greater than $40,000,000.

     Section 5.23 NO RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Neither the Borrower nor any Subsidiary shall agree to, enter into, consent to, become subject to or permit to exist any contractual restriction on the right or ability of any Subsidiary to declare or pay any dividend, except for any such restriction agreed to by a Subsidiary in connection with Debt otherwise permitted by this Agreement.

     Section 5.24 MOST FAVORED LENDER STATUS. Should the Borrower, while this Agreement is in effect or any Note remains unpaid, issue any Debt or enter into any agreement that would permit the incurrence of Debt in an amount in excess of $50,000,000 pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, or other similar instrument, which instrument includes covenants, warranties, representations or defaults, or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such Debt) other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Administrative Agent, and if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Banks that any of the above-referenced documents or instruments contain any provisions, which either individually or in the aggregate, are more favorable than any of the provisions set forth in this Agreement), the Borrower and the Banks shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Required Banks, into this Agreement and, to the extent necessary and reasonably desirable to the Required Banks, into any of the other Loan Documents, all at the election of the Required Banks.

                                 ARTICLE VI

                                  DEFAULTS

     Section 6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 10 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 10 Domestic Business Days after such fee or other amount becomes due; or

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.11, inclusive, Section 5.14, Sections 5.17 to 5.22, inclusive; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which any Responsible Officer has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank; or

     (d) any representation, warranty, certification or statement made or deemed made by the Borrower in this Article IV of this Agreement or in any certificate, financial statement (other than any projections made in such financial statement) or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount exceeding $10,000,000 (other than the Notes) when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount exceeding $10,000,000 of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in liability of the Borrower or any member of the Controlled Group of greater than $2,000,000; or the PBGC shall institute proceedings under Section 4042 of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall incur any withdrawal liability in excess of $2,000,000 with respect to a Multiemployer Plan; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unbonded and unstayed for a period of 60 days; or

     (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of the Borrower; or (ii) except as may occur solely as a result of natural disasters or other accidental causes, as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B);

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     Section 6.02 NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                 ARTICLE VII

                          THE ADMINISTRATIVE AGENT

     Section 7.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     Section 7.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     Section 7.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     Section 7.04 RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A BANK. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Administrative Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Administrative Agent or acting as the Administrative Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     Section 7.05 INDEMNIFICATION. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     Section 7.06 CONSEQUENTIAL DAMAGES. NEITHER THE ADMINISTRATIVE AGENT NOR ANY BANK SHALL BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 7.07 PAYEE OF NOTE TREATED AS OWNER. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     Section 7.08  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS.
Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     Section 7.09 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the

Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     Section 7.10 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent (subject to the approval of the Borrower if such successor Administrative Agent is not a Bank). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (subject to the approval of the Borrower if such successor Administrative Agent is not a Bank). Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

     Section 7.11 OTHER AGENTS. The Borrower and each Bank hereby acknowledges that any Bank designated as an "Agent" on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Bank.

                                ARTICLE VIII

                    CHANGE IN CIRCUMSTANCES; COMPENSATION

     Section 8.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate or IBOR, as the case may be, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest

Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02 ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loan, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

     Section 8.03  INCREASED COST AND REDUCED RETURN.

     (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

     (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed on such Bank by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

    (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Foreign Currency Loan any such requirement included in an applicable Adjusted IBOR Rate and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

     (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule or regulation, or any change after the date hereof in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive made after the date hereof regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Notice by any Bank hereunder will be deemed to have been delivered promptly if given within 90 days after such Bank shall have determined it is entitled to compensation as a result of the occurrence of any such event. The Borrower shall not be liable for compensation pursuant to this Section 8.03 for which prompt notice has not been given. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     Section 8.04 BASE RATE LOANS OR OTHER FIXED RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS.

     (a) If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days or Foreign Currency Business Days, as applicable, prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (i) all Loans which would otherwise be made by such Bank as Foreign Currency Loans or Euro-Dollar Loans, as the case may be, shall be made instead (A) as Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to such Bank through the Administrative Agent referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (ii) after each of its Foreign Currency Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under
Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

     (b) If any Bank (the "Requesting Bank") gives any notice to the Borrower pursuant to Section 8.02 suspending such Bank's obligation to make Euro-Dollar Loans or Foreign Currency Loans or demands compensation or any other amount under Section 8.03, then upon written notice to the Administrative Agent and the Requesting Bank given no later than 60 days after such suspension or demand, the Borrower shall have the right to (i) seek a bank or banks (the "Replacement Bank"), satisfactory to the Borrower and the Administrative Agent (whose approval will not be unreasonably withheld), to purchase all of the Requesting Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07 or (ii) terminate the Requesting Bank's Commitment upon payment to the Requesting Bank of its share of the outstanding principal amount of all Loans, all accrued interest thereon and any other amounts payable to the Requesting Bank hereunder; provided that prior to any purchase by a Replacement Bank under clause (i) above or any termination of any Commitment under clause (ii) above, the remaining Banks shall have the opportunity (which opportunity shall allow such remaining Banks at least 15 Domestic Business Days in which to make a decision) ratably to purchase (in the form of an Assignment and Acceptance in accordance with their respective percentage of the aggregate amount of the Commitments) the Requesting Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07. The Requesting Bank shall execute or cause to be executed all instruments and documents reasonably requested by the Borrower or the Administrative Agent in order to effect any purchase and assumption or termination under this Section 8.04(b).

     Section 8.05 COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a)  any payment or prepayment (pursuant to Section 2.08, Section 2.09,
Section 2.10, Section 2.11, Section 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan;

     (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

     (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section
2.02 (other than any failure arising as a result of a notice given by the Administrative Agent pursuant to Section 8.01); or

     (d) any failure by the Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid (i) on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by leading banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan) or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

     Section 8.06 FAILURE TO PAY IN FOREIGN CURRENCY. If the Borrower is unable for any reason to effect payment in a Foreign Currency as required by this Agreement or if the Borrower shall default in the Foreign Currency, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Borrower shall make such payment in Dollars, such Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

     Section 8.07 JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Foreign Currency the Administrative Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Borrower shall indemnify the Banks for the shortfall.

                                 ARTICLE IX

                               MISCELLANEOUS

     Section 9.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

     Section 9.02 NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03  EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder that has occurred and, to the knowledge of the Administrative Agent or a Bank, is continuing and (ii) if a Default occurs and, to the knowledge of the Administrative Agent or such Bank (as the case may be), is continuing all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

     (b) The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     (c) The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

     Section 9.04  SETOFFS; SHARING OF SET-OFFS.

     (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank (but excluding, for the avoidance of doubt, any deposit or other sums credited by or due from any Affiliate of any Bank) to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default (so long as such Bank lacks actual knowledge that such Event of Default is no longer continuing), and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05  AMENDMENTS AND WAIVERS.

     (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (viii) release any guaranty given to support payment of the Loans, or (ix) consent to any assignment or other transfer by Borrower of any Loan or any of its rights under this Agreement; provided further, however, that if one or more Banks (each a "Declining Bank") refuse to sign any amendment or waiver which is otherwise signed by the Required Banks and which, but for this proviso, would (under the immediately preceding proviso) require the signature of all of the Banks in order to become effective, then the Borrower shall have the right to (A) seek a bank or banks (the "New Bank"), satisfactory to the Borrower and the Administrative Agent (whose approval will not be unreasonably withheld), to purchase all of the Declining Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07 or (B) terminate the Declining Bank's Commitment upon payment to the Declining Bank of its share of the outstanding principal amount of all Loans, all accrued interest thereon and any other amounts payable to the Declining Bank hereunder; provided that prior to any purchase by a New Bank under clause (A) above or any termination of any Commitment under clause (B) above, the remaining Banks shall have the opportunity (which opportunity shall allow such remaining Banks at least 15 Domestic Business Days in which to make a decision) ratably to purchase (in the form of an Assignment and Acceptance in accordance with their respective percentage of the aggregate amount of the Commitments) the Declining Bank's rights and assume its obligations under this Agreement, the Notes and the other Loan Documents pursuant to Section 9.07. The Declining Bank shall execute or cause to be executed all instruments and documents reasonably requested by the Borrower or the Administrative Agent in order to effect any purchase and assumption or termination under this Section 9.05(a). Once all Declining Banks which have refused to sign an amendment or waiver otherwise requiring the signature of all the Banks have either (x) had their Commitments terminated and all amounts owing to them hereunder paid or (y) assigned all of their rights and obligations under this Agreement to one or more existing Banks or New Banks (all in accordance with the second proviso of this Section 9.05(a)), such amendment or waiver signed by the Required Banks shall become effective.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     Section 9.06  [Reserved].

     Section 9.07  SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) postpone any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) reduce the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (iv) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (v) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

     (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit J, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (A) an Assignee that is not then a Bank or an Affiliate of a Bank and (B) an assignment not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default, and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the Assignor or the Assignee of a processing and recordation fee of (1) $1,000 to the Administrative Agent for an assignment to an Assignee that, prior to such assignment, is a Bank or an Affiliate of a Bank or (2) $3,500 for an assignment to an Assignee that, prior to such assignment, is not a Bank or an Affiliate of a Bank, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     Section 9.08 CONFIDENTIALITY. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

     Section 9.09 REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     Section 9.10 OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 9.11 SURVIVAL OF CERTAIN OBLIGATIONS. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

     Section 9.12 GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     Section 9.13 SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     Section 9.14 INTEREST. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

     Section 9.15 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     Section 9.16 CONSENT TO JURISDICTION. The Borrower (a) submits to non-exclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section
9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     Section 9.17 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                       FRANKLIN ELECTRIC CO., INC.
                                       By:____________________(SEAL)
                                          Title: ____________________

                                       400 East Spring Street
                                       Bluffton, Indiana  46714
                                       Attention:  Chief Financial Officer
                                       Telecopy number:  (219) 827-5530
                                       Telephone number:  (219) 824-8000

COMMITMENTS:                              WACHOVIA BANK, N.A., as
-----------                               Administrative Agent and as a Bank
$20,000,000

                                          By:______________________(SEAL)
                                             Name:  R. Alan Royalty
                                             Title:  Vice President
                                          Lending Office
                                          --------------
                                          Wachovia Bank, N.A.
                                          191 Peachtree Street, N.E.
                                          Mail Code: GA-31281
                                          Atlanta, Georgia  30303
                                          Attention: Alan Royalty,
                                                     Vice President
                                          Telecopy number:  (404) 332-4058
                                          Telephone number: (404) 332-6012

                                          with copies to:
                                          --------------
                                          Wachovia Corporate Securities, Inc.
                                          70 West Madison Street, Suite 2440
                                          Chicago, Illinois 60602
                                          Attention:  Charles D. O'Dell,
                                                      Senior Vice President
                                          Telecopy number:  (312) 853-0693
                                          Telephone number: (312) 795-4339

                                          Wachovia Bank, N.A.
                                          Syndicate Services
                                          191 Peachtree Street, N.E., 27th
                                          Floor
                                          Mail Code:  GA-0382
                                          Atlanta, Georgia  30303-1757
                                          Attention:  Brutene Linder
                                          Telecopy number:  (404) 332-5144
                                          Telephone number: (404) 332-5882

$20,000,000                       BANK ONE, INDIANA, NA, as Documentation
                                  Agent and as a Bank


                                  By:_________________________________
                                     Name:  Robert H. Hall
                                     Title: First Vice President

                                  Lending Office
                                  --------------

                                  Bank One, Indiana, NA
                                  P.O. Box 2345
                                  Fort Wayne, Indiana 46801-2345

$20,000,000                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as Syndication Agent and as a Bank

                                 By:__________________________________
                                    Name:
                                    Title:

                                 By:__________________________________
                                    Name:
                                    Title:

                                 Lending Office
                                 --------------
                                 230 West Monroe Street
                                 Suite 2900
                                 Chicago, Illinois 60606

                                 With a copy to:
                                 ---------------
                                 201 Third Street
                                 MAC 0187-081
                                 San Francisco, California 94103
                                 Attention: Ginnie Padgett, Vice President and Manager





TOTAL COMMITMENTS:

$60,000,000

                               SCHEDULE 4.08

                           Existing Subsidiaries

Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------
Franklin Electric Subsidiaries, Inc.
 [inactive]                                           Indiana
FE Petro, Inc.                                        Indiana
Franklin Electric International, Inc.                 Delaware
Franklin Electric (Suzhou) Co., Ltd                   China
Franklin Electric Europa, GmbH                        Germany
Franklin Electric (South Africa) Pty. Limited         South Africa
Franklin Electric Foreign Sales Corporation           U.S. Virgin Islands
Franklin Electric (Australia) Pty. Ltd.               Australia
Motores Franklin S.A. de C.V.                         Mexico
Franklin Electric B.V.                                Netherlands
Franklin Electric spol S.R.O.                         Czech Republic
Advanced Polymer Technology, Inc.                     Michigan
EBW, Inc.                                             Michigan
Motori Sommersi Riawolgibili s.r.l.                   Italy

                          SCHEDULE 4.14A-1

                 Potentially Responsible Party Designations


                                  None

                            SCHEDULE 4.14A-2

              Properties Identified on Environmental Lists

1.   Wayne Reclamation & Recycling         Columbia City, Indiana
2.   I. Jones Recycling                    Covington Road, Ft. Wayne, Indiana
3.   PCB Treatment Inc.                    Kansas City, Missouri
4.   Diaz Refinery                         Diaz, Arkansas
5.   Enviro Chem Third Site                Zionsville, Indiana

                               SCHEDULE 4.20

                        Partnerships and Joint Ventures


                            None

                                                                 EXHIBIT A-1

                                DOLLAR NOTE

$____________                                               Atlanta, Georgia
                                                        November ______,2001

For value received, FRANKLIN ELECTRIC CO., INC., an Indiana corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of ________________ ______________________________ AND NO/100THS DOLLARS
($____________), or such lesser amount as shall equal the unpaid principal amount of each Dollar Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Dollar Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Dollar Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Dollar Notes referred to in the Credit
Agreement dated as of November 26, 2001 among the Borrower, the Banks listed on the signature pages thereof and their successors and assigns and Wachovia Bank, N.A., as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Dollar Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Borrower has caused this Dollar Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.
FRANKLIN ELECTRIC CO., INC.


By:__________________________(SEAL)
   Title: ___________________________

                   DOLLAR LOANS AND PAYMENTS OF PRINCIPAL

                                             Amount of
               Type of  Interest  Amount of  Principal  Maturity  Notation
   Date         Loan      Rate      Loan       Repaid      Date    Made By
  -------      -------  --------  ---------  ---------  --------  ---------

                                                                EXHIBIT A-2

                            FOREIGN CURRENCY NOTE

                                                             Atlanta, Georgia
                                                           November ___, 2001

For value received, FRANKLIN ELECTRIC CO., INC., an Indiana corporation
(the "Borrower"), promises to pay to the order of ________________, a _________________ (the "Bank"), for the account of its Lending Office, the outstanding principal amount of each Foreign Currency Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Foreign Currency Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Foreign Currency Notes referred to in the Credit Agreement dated as of November 26, 2001 among the Borrower, the Banks listed on the signature pages thereof and their successors and assigns and Wachovia Bank, N.A., as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

The Borrower agrees, in the event that this Foreign Currency Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

FRANKLIN ELECTRIC CO., INC.


By:________________________(SEAL)
   Title:______________________

                 FOREIGN CURRENCY LOANS AND PAYMENTS OF PRINCIPAL

             Type of                       Amount of
             Foreign Interest Amount of Principal Maturity Notation Date Currency Rate Loan Repaid Date Made By
 --------   --------  --------  ---------  --------   --------   --------

                                                                  EXHIBIT C

                                 OPINION OF
                                 ----------

                          COUNSEL FOR THE BORROWER
                          ------------------------

            [Dated as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Administrative
Agent Referred to Below
c/o Wachovia Bank, N.A.,
    as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

We have acted as counsel for Franklin Electric Co., Inc, an Indiana corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of November 26, 2001 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Administrative Agent have been duly authorized by each Bank and by the Administrative Agent. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower.

Upon the basis of the foregoing, we are of the opinion that:

1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has all corporate powers required to carry on its business as now conducted.

2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

3.  The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

We are qualified to practice in the State of Indiana and do not purport to be experts on any laws other than the laws of the United States and the State of Indiana, and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

We express no opinion as to the laws of any jurisdiction wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank other than in paragraph 3 with respect to the State of Indiana.

This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any Assignee, Participant or other Transferee under the Credit Agreement, without our prior written consent.

Very truly yours,

                                                                EXHIBIT D

                           OPINION OF  SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT
                          ----------------------------

           [Date as provided in Section 3.01 of the Credit Agreement]

To the Banks and the Administrative
Agent Referred to Below
c/o Wachovia Bank, N.A.,
    as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

We have participated in the preparation of the Credit Agreement (the
"Credit Agreement") dated as of November 26, 2001 among Franklin Electric Co., Inc., an Indiana corporation (the "Borrower"), the Banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note of the Borrower constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

In giving the foregoing opinion, we express no opinion as to the effect
(if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

Very truly yours,

WOMBLE CARLYLE SANDRIDGE & RICE
A Professional Limited Liability Company




By:_____________________________________

                                                                  EXHIBIT G

                            CLOSING CERTIFICATE

                                    OF

                               THE BORROWER

Reference is made to the Credit Agreement (the "Credit Agreement") dated as of November 26, 2001 among Franklin Electric Co., Inc. (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 3.01(e) of the Credit Agreement,
___________________, the duly authorized ____________________ of the
Borrower, hereby certifies to the Administrative Agent and the Banks that:
(i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof.

Certified as of the 26th day of November, 2001.

FRANKLIN ELECTRIC CO., INC.



____________________________
Name: ______________________
Title: _____________________

                                                                    EXHIBIT H

                              FRANKLIN ELECTRIC CO., INC.

                                SECRETARY'S CERTIFICATE

The undersigned, _____________, _______ Secretary of Franklin Electric
Co., Inc., an Indiana corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of November 26, 2001 among the Borrower, Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof that:

1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Indiana, the Borrower's state of incorporation.

2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on _______ ___, 2001 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) of the Borrower and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

4.  ____________, who as ________________________ of the Borrower
signed the Credit Agreement, the Notes of the Borrower and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes of the Borrower and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes of the Borrower and the other Loan Documents to which the Borrower is a party is his genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 26th day of November, 2001.



____________________________________
Name:  _____________________________
Title: _____________________________

                                                                   EXHIBIT I

                        FORM OF COMPLIANCE CERTIFICATE*

                                     [Date]

The Banks and the Administrative Agent Referred to Below
c/o Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757

Reference is made to that certain Credit Agreement dated as of November
26, 2001 (together with any amendments thereto, the "Credit Agreement") among Franklin Electric Co., Inc., an Indiana corporation (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent and the Banks listed therein. Capitalized terms used herein and the pages attached hereto which are not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

In accordance with Section 5.01(c) of the Credit Agreement, the Borrower hereby certifies that, as of the date hereof, the Borrower has re-examined the terms and provisions of the Credit Agreement, including, without limitation, the terms of Sections 5.03, 5.04, 5.05, 5.06, 5.07 and 5.08, and no Default has occurred and is continuing under the Credit Agreement.**

Attached hereto and incorporated herein by this reference thereto are calculations setting forth information necessary to establish that the Borrower was in compliance with the requirements of Sections 5.03, 5.04, 5.05, 5.06, 5.07 and 5.08 of the Credit Agreement during the period covered by the financial statements accompanying this Compliance Certificate (the "Financial Statements"). The last day of the period covered by the Financial Statements is referred to herein as the "Calculation Date". The Borrower acknowledges that this Compliance Certificate has been prepared as an expedient method of determining compliance with certain of the provisions of the Credit Agreement. Nothing contained in this Compliance Certificate shall be deemed to modify or construe the terms and provisions of the Credit Agreement.

The information above, the Financial Statements and calculations, to the best of the Borrower's knowledge and belief, do not contain any untrue statement of material fact or omit to state a material fact which, either individually or in the aggregate, would make such information or the attached Financial Statements or calculations misleading.


FRANKLIN ELECTRIC CO., INC.***
By:____________________________
   Title: ________________________

                       FRANKLIN ELECTRIC CO., INC.

                                 [Date]*

I.    Section 5.03 Ratio of Consolidated Total Debt to Consolidated EBITDA.
      --------------------------------------------------------------------

A.   Consolidated Total Debt                           $__________
     (from attached Schedule 1)

B.   Consolidated EBITDA                               $__________
     (from attached Schedule 4)

C.   Ratio of A to B                                   ____ to 1.0

D. If the ratio listed in C is less than or equal to 3.0 to 1.0, check Yes, if not check No.
     Yes (Compliance) ___

     No  (Non-Compliance) ___

II.   Section 5.04 Minimum Interest Coverage Ratio.
      --------------------------------------------

A.   Consolidated EBIT                                 $__________
     (from attached Schedule 2)

B.   Consolidated Interest Expense                     $__________
     (from attached Schedule 3)

C.   Ratio of A to B                                   ____ to 1.0

D. If the ratio listed in C is greater than or equal to 3.0 to 1.0, check Yes, if not, check No.

           Yes (Compliance) ___

           No  (Non-Compliance) ___

III.  Section 5.05 Minimum Consolidated Net Worth.
      -------------------------------------------

A.   50% of cumulative Reported Net Income             $__________

B.   Net Proceeds of Capital Stock/Conversion          $__________
     of Debt

C.   Restructuring Charges (not to exceed              $__________
     $5,000,000)

D.   ($74,000,000 + A + B) minus C                     $__________

E.   Consolidated Net Worth

F.   If D is greater than or equal to C,
     check Yes, if not, check No.

           Yes (Compliance) ___

           No  (Non-Compliance) ___

IV.   Section 5.06 Loans or Advances.
      ------------------------------

1.   State whether the outstanding amount of
     loans and advances to all Subsidiaries is less than or equal to $30,000,000.

           Yes (Compliance) ___

           No  (Non-Compliance) ___

2.   If you check the No space, identify all
     Subsidiaries to which a loan or advance is outstanding and the amount of each such loan or advance.

V.    Section 5.07 Investments.
      ------------------------

Neither the Company nor any of its Subsidiaries has made Investments except for (a) Investments permitted by clauses (i) through (x) of Section 5.07, and (b) Investments not permitted by clauses (i) through (x) of Section 5.07 to the extent such Investments do not exceed 25% of Consolidated Net Worth.

A.   State the amount of Investments made in           $__________
     reliance on clause (xi) of Section 5.07

B.   Consolidated Net Worth (calculated as set         $__________
     forth on line (d) of Schedule 1 as of the Calculation Date) multiplied by 25%

C. If the amount shown in line B is equal to or greater than the amount shown in line A, check Yes, if not, check No.

           Yes (Compliance) ___

           No  (Non-Compliance) ___

VI.    Section 5.08 Negative Pledge.
       ----------------------------

 None of the Company's or any Consolidated
 Subsidiary's property is subject to any Lien except for (a) Liens permitted by paragraph
 (a) through (j) of Section 5.08 of the Credit
 Agreement and (b) Liens not permitted by the aforementioned paragraphs of Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth:

 A.   Description of Lien and Property                   Amount of
      subject to same:                                 Debt Secured:

1.  ____________________________                 $__________

2.  ____________________________                 $__________

3.  ____________________________                 $__________

4.  ____________________________                 $__________

5.  ____________________________                 $__________

6.  ____________________________                 $__________

    ____________________________                 $__________

Total of items 1 - _____________                 $__________

B.    Consolidated Net Worth (calculated as set        $__________
      forth on line (d) of Schedule 1 as of the Calculation Date) multiplied by 15%

C. If the amount listed in B is equal to or greater than the amount listed in A, check
      Yes, if not, check No.

            Yes (Compliance)___

            No  (Non-Compliance)___

                                                                  Schedule 1

                             Franklin Electric Co., Inc.

                              Consolidated Total Debt
                              -----------------------

(a)   Debt of the Borrower and its Consolidated            $__________
      Subsidiaries, determined on a consolidated basis

(b)   Securitization Facility Attributed Debt,             $__________
      Determined on a consolidated basis

Consolidated Total Debt (sum of (a) plus (b))              $__________

                                                                 Schedule 2

                               Franklin Electric Co., Inc.

                                   Consolidated EBIT
                                   -----------------
(a)   ____ quarter 200_

Consolidated Net Income                  $__________
Consolidated Interest Expense            $__________
Tax Expense                              $__________

Total for Quarter                                $__________

(b)   ____ quarter 200_

Consolidated Net Income                  $__________
Consolidated Interest Expense            $__________
Tax Expense                              $__________

Total for Quarter                                $__________

(c)   ____ quarter 200_

Consolidated Net Income                  $__________
Consolidated Interest Expense            $__________
Tax Expense                              $__________

Total for Quarter                                $__________

(d)   ____ quarter 200_

Consolidated Net Income                  $__________
Consolidated Interest Expense            $__________
Tax Expense                              $__________

Total for Quarter                                $__________

Consolidated EBIT(sum of (a) plus (b) plus          $__________
(c) plus (d))

                                                                Schedule 3
                              Franklin Electric Co., Inc.

                             Consolidated Interest Expense
                             -----------------------------

(a)   Consolidated Interest Expense for:

____ quarter 200_-__                                  $__________

____ quarter 200_-__                                  $__________

____ quarter 200_-__                                  $__________

____ quarter 200_-__                                  $__________

Total Consolidated Interest Expense                         $__________

                                                                Schedule 4

                               Franklin Electric Co., Inc.

                                   Consolidated EBITDA
                                   -------------------

(a)   ____ quarter 200_

Consolidated Net Income                 $__________
Consolidated Interest Expense           $__________
Depreciation                            $__________
Tax Expense                             $__________
Amortization                            $__________

Total for Quarter                                $__________

(b)   ____ quarter 200_

Consolidated Net Income                 $__________
Consolidated Interest Expense           $__________
Depreciation                            $__________
Tax Expense                             $__________
Amortization                            $__________

Total for Quarter                                $__________

(c)   ____ quarter 200_

Consolidated Net Income                 $__________
Consolidated Interest Expense           $__________
Depreciation                            $__________
Tax Expense                             $__________
Amortization                            $__________

Total for Quarter                                $__________

(d)   ____ quarter 200_

Consolidated Net Income                 $__________
Consolidated Interest Expense           $__________
Depreciation                            $__________
Tax Expense                             $__________
Amortization                            $__________

Total for Quarter                                $__________

Consolidated EBITDA (sum of (a) plus (b)            $__________
plus (c) plus (d))

                                                                EXHIBIT J

                              ASSIGNMENT AND ACCEPTANCE
                              -------------------------

                           Dated ________________ __, ____

Reference is made to the Credit Agreement dated as of November 26, 2001 (together with all amendments and modifications thereto, the "Credit Agreement") among Franklin Electric Co., Inc., an Indiana corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

_____________________________________________________ (the "Assignor")
and _____________________________________________ (the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Loans owing to the Assignor and a ______% interest in the Note held by the Assignor (which on the Effective Date hereof is $__________________)).

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note[s] as follows: [a new Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Notes as follows: a Note dated _________________, ____ in the principal amount of $_______________ payable to the order of the Assignor and a Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee].

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution;
(iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent [and to the Borrower for execution by the Borrower]**.

5.   Upon such execution and acceptance by the Administrative Agent
[and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 8.03 and Section 9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

6.   Upon such execution and acceptance by the Administrative Agent
[and execution by the Borrower]**, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

[NAME OF ASSIGNOR]

By: ________________________________
    Title: _________________________


[NAME OF ASSIGNEE]

By: ________________________________
    Title: _________________________

Lending Office:
--------------

[Address]

WACHOVIA BANK, N.A., as Administrative
Agent

By: ________________________________
    Title: _________________________

FRANKLIN ELECTRIC CO., INC.*

By: ________________________________
    Title: _________________________

                                                                 EXHIBIT K

                                NOTICE OF BORROWING

                                 __________, 20__

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757

Re:   Credit Agreement (as amended and modified from time to time, the
"Credit Agreement") dated as of November 26, 2001 by and among Franklin Electric Co., Inc. (the "Borrower"), the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Administrative Agent

Gentlemen:
Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate
Borrowing] [Foreign Currency Borrowing] in the aggregate principal amount of [the Dollar Equivalent of] $___________ to be made [in the following Foreign
Currency: _____________] on ________, 20__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans] [Foreign Currency Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months].

The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of ____, 20_.

FRANKLIN ELECTRIC CO., INC.

By: ___________________________
    Title: ____________________

*     To be delivered to Wachovia Bank, N.A., and each Bank.
**   If a Default has occurred and is continuing, specify the nature and period of existence of any Default and state what action the Company proposes to take with respect thereto.
*** To be signed by the chief accounting officer or chief financial officer.
* If the Assignee is organized under the laws of a jurisdiction outside the United States.
** If the Assignee is not a Bank or an Affiliate of a Bank prior to the Effective Date.








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